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                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 15, 2005, by and among Golden Star Resources Ltd., a corporation organized under the laws of Canada, with headquarters located at 10901 West Toller Drive, Suite 300, Littleton, Colorado 80127-6312 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

      B. The Company has authorized a new series of senior convertible notes of the Company, which notes shall be convertible into the Company's common shares, no par value (the "COMMON STOCK"), in accordance with the terms of such notes (the Common Stock issued on conversion of the notes, the "CONVERSION SHARES").

      C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of notes, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the "NOTES"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $50,000,000).

      D. Upon the occurrence of a Change of Control (as defined in the Note), subject to certain conditions, the Buyers may receive additional shares of Common Stock (the "ADDITIONAL SHARES").

      E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Additional Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      F. The Notes, the Conversion Shares and the Additional Shares collectively are referred to herein as the "SECURITIES".

      G. The Notes will be subordinated to any secured Permitted Senior and Pari Passu Indebtedness (as defined in the Notes) and subordinated to or will rank pari passu with all unsecured Permitted Senior and Pari Passu Indebtedness, but will rank senior to all other outstanding and future indebtedness of the Company and its Subsidiaries.

      NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

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      1. PURCHASE AND SALE OF NOTES.

         (a) Purchase of Notes.

            (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "Closing").

            (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

            (iii) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer at the Closing (the "PURCHASE Price") shall be the amount set forth opposite such Buyer's name in column (4) of the Schedule of Buyers.

         (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2. BUYER'S REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants with respect only to itself that:

         (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For purposes of this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (b) Accredited Investor Status; Formation. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, in Ontario Securities

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Commission Rule 45-501 and in Mutilateral Instrument 45-103. Such Buyer is not
an entity formed for the sole purpose of acquiring the Securities.

         (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from (i) the registration requirements of United States federal and state securities laws and
(ii) the prospectus and registration requirements pursuant to the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada (the "CANADIAN SECURITIES LAWS") and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

         (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         (e) No Governmental Review. Such Buyer understands that no United States or Canadian, federal, state or provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel selected by the Buyer, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities

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laws or to comply with the terms and conditions of any exemption thereunder; and
(iv) any sale or transfer of the Securities to a purchaser or transferee whose address is in Canada (or who is a resident of Canada) is prohibited unless it is made in compliance with applicable Canadian Securities Laws.

         (g) U.S. Legends. Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the "Blue Sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. [ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 16 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. Each Buyer

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covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Conversion Shares and Additional Shares pursuant to the Registration Statement (as defined in the Registration Rights Agreement).

         (h) Canadian Legends. Such Buyer understands that the certificates or other instruments representing the Notes and, if the Notes are converted prior to August 16, 2005, the stock certificates representing the Conversion Shares, shall bear a legend set forth below:

      "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE AUGUST 16, 2005."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped at anytime on or after August 16, 2005.

         (i) TSX Legends. Such Buyer understands that if the stock certificates representing the Conversion Shares are issued containing the legends set out in Sections 2(g) or (h), such certificates shall also bear a legend set forth below:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped when the legends set out in Sections 2(g) and (h) may be removed from the certificate.

         (j) Organization; Validity; Enforcement. Such Buyer is an entity duly organized and validly existing under the laws of the jurisdiction in which it was formed, and has the requisite power and authorization to execute and deliver this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (k) Domicile. The investment advisor making the investment decisions for such Buyer is domiciled in that jurisdiction specified below its address on the Schedule of Buyers.

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         (l) No General Solicitation. Such Buyer has not learned of the investment in the Notes as a result of any public advertising.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers that:

         (a) Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity listed on Schedule 3(a)(i)) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as set forth in Schedule 3(a)(ii), the Company has no Material Subsidiaries (as defined below) other than the Subsidiaries. As used in this Agreement, (x) "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents and (y) "MATERIAL SUBSIDIARY" means a subsidiary of the Company other than a subsidiary if, at the most recent financial year end of the Company, (i) the total assets of the subsidiary do not exceed 10 per cent of the consolidated assets of the Company; (ii) the sales and operating revenues of the subsidiary do not exceed 10 percent of the consolidated sales and operating revenues of the Company; and
(iii) the conditions in (i) and (ii) are satisfied if the Company (A) aggregated the subsidiaries that may be omitted under (i) and (ii); and (B) changed the reference in (i) and (ii) from 10 per cent to 20 percent).

         (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or

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applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (c) Issuance of Securities. The issuance of the Notes is duly authorized and the Notes will be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized for issuance which equals 150% of the maximum number of shares of Common Stock issuable upon conversion of the Notes. Upon issuance or conversion in accordance with the Notes, the Conversion Shares and Additional Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the representations of the Buyers in Section 2 are true and correct, the offer and issuance by the Company of the Securities are exempt from registration under the 1933 Act and from the prospectus and registration requirements of applicable Canadian Securities Laws.

         (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the issuance of the Additional Shares and the Conversion Shares) will not (i) result in a violation of any articles of arrangement, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state or Canadian Securities Laws and regulations and the rules and regulations of the American Stock Exchange (the "PRINCIPAL MARKET") and the Toronto Stock Exchange (the "TSX")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

         (e) Consents. Except for the requirement to give notice to the TSX of the proposed issuance of the Securities and obtaining the acceptance of the TSX to such notice, including the conditional listing of the Conversion Shares and the Additional Shares (the "TSX APPROVAL") and the filing with and acceptance by the Principal Market of a listing application with respect to the Conversion Shares, the Company is not required to obtain any consent, authorization or order of, or make any filing (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, the filing of a Form D, filings pursuant to the 1934 Act, the filing with the Ontario Securities Commission of the report under 45-501F1 and the filing with the British Columbia Securities Commission of the report under 45-103F4 and other filings required pursuant to any "Blue Sky" laws or state or provincial securities laws) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain on or

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prior to the Closing Date pursuant to the preceding sentence have been obtained or effected or will be obtained or effected prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market or the TSX and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

         (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company's executive officers (the "KNOWLEDGE OF THE COMPANY"), an "affiliate" of the Company (as defined in Rule 144) or (iii) to the Knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the decision of the Company to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

         (g) No General Solicitation; Financial Advisor's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that BMO Nesbitt Burns Inc. is acting as financial advisor (the "FINANCIAL ADVISOR") in connection with the sale of the Notes. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

         (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market and the TSX.

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         (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is, in each case, absolute and unconditional regardless of the dilutive effect, which may be substantial, that such issuance may have on the ownership interests of other stockholders of the Company.

         (j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

         (k) SEC-CSA Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC and the Canadian Securities Administrators (the "CSA") pursuant to the reporting requirements of the 1934 Act and the applicable Canadian Securities Laws, including, without limitation, all technical reports on Form 43-101F pursuant to the National Instrument 43-101 Standards for Disclosure for Mineral Projects, and no such disclosure has been made on a confidential basis that remains subject to confidentiality (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents specifically incorporated by reference therein being hereinafter referred to as the "SEC-CSA DOCUMENTS"). The Company has made available to the Buyers or their respective representatives true, correct and complete copies of the SEC-CSA Documents not available on the EDGAR and SEDAR systems. As of their respective dates, the SEC-CSA Documents complied in all material respects with the applicable requirements of the 1934 Act and the Canadian Securities Laws and the rules and regulations of the SEC and the CSA promulgated thereunder applicable to the SEC-CSA Documents, and none of the SEC-CSA Documents, at the time they were filed with the SEC or CSA, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC-CSA Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the CSA with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC-CSA Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, taken as a whole with the SEC-CSA Documents, contains any untrue statement of a material fact or omits to state any material fact

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necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         (l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business, or (iii) waived any material rights in excess of $1,000,000 with respect to any Indebtedness or other rights owed to it. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(s)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or
(iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

         (m) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries are in violation of any term of or in default under its Articles of Arrangement or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market or the TSX and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market or the TSX in the foreseeable future. Since December 31, 2004, (i) the Common Stock has been designated for quotation on the Principal Market and the TSX, (ii) trading in the Common Stock has not been suspended by the SEC, the Principal Market or the TSX and (iii) the Company has received no communication, written or oral, from the SEC, the Principal Market or the TSX regarding the suspension or delisting of the Common Stock from the Principal Market or the TSX. The Company and its Subsidiaries possess all certificates, authorizations, permits, mining claims, concessions and leases, issued by the appropriate regulatory authorities, necessary to conduct their respective businesses as currently conducted, including, without limitation, the mining claims, concessions or leases comprising: (i) the Bogoso/Prestea property; (ii) the Mampon property; and (iii) the Wassa property, except where the failure to possess such certificates, authorizations, permits, mining claims, concessions or leases would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of, or notice of proceedings relating to, the revocation, cancellation or modification of any such certificate, authorization, permit, mining claim, concession or lease, except where the revocation, cancellation or modification of such certificate, authorization, permit, mining claim, concession or lease would not have, individually or in the aggregate, a Material Adverse Effect. The Company is a reporting issuer in good standing under applicable Canadian Securities Laws and eligible to use the Short Form Prospectus System, established under National Instrument 44-101 of the CSA (the "POP SYSTEM").

         (n) Foreign Corrupt Practices. Neither (i) the Company, (ii) any of its Subsidiaries, (iii) any director, nor (iv) to the extent it would result, individually or in the aggregate, in a Material Adverse Effect, any officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company
(i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (o) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

         (p) Transactions With Affiliates. Except as set forth in the SEC-CSA Documents filed at least ten days prior to the date hereof and other than the grant of stock options or Common Stock pursuant to equity incentive plans of the Company, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

         (q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) unlimited shares of Common Stock, of which as of the date hereof, 142,389,060 are issued and outstanding and (ii) First Preferred Shares, no par value, of which as of the date hereof none of which is issued and outstanding or reserved for issuance. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(q) or in the SEC-CSA Documents:
(i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) or under any applicable Canadian Securities Laws; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC-CSA Documents but not so disclosed in the SEC-CSA Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has made available to the Buyer true, correct and complete copies of the Company's Articles of Arrangement, as amended and as in effect on the date hereof (the "ARTICLES OF ARRANGEMENT"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

         (r) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined in the Note), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.

         (s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, TSX, any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors, which would result, individually or in the aggregate, in a Material Adverse Effect.

         (t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (u) Employee Relations. (i) The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. To the Knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

            (ii) The Company has not breached or otherwise failed to comply with any provisions of any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder. The Company is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment and is not engaged in any unfair labor practice, except where failure to be in compliance would not, either individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or threatened against or affecting the Company, and the Company has not at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company; (iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company; (v) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) the Company has no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and no such investigation is in progress.

         (v) Title. The Company and each of its Subsidiaries have good title to all assets owned by them free and clear of all liens, charges and encumbrances, other than such liens, charges and encumbrances that would not result, individually or in the aggregate, in a Material Adverse Effect. All interests in each of the properties owned, leased or held by the Company or its Subsidiaries as owner or lessee thereof, are so owned with good title or are so leased with good and valid title, are in good standing, are valid and enforceable, are free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any of them, except as set forth in Schedule 3(v) or as would not result, individually or in the aggregate, in a Material Adverse Effect. No other material property rights are necessary for the conduct or presently intended conduct of the Company's or the Subsidiaries' business and there are no restrictions on the ability of the Company or the Subsidiaries to use, transfer or otherwise exploit any such property rights, except as would not result, individually or in the aggregate, in a Material Adverse Effect.

         (w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks, and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3(w), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances that might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

         (x) Environmental Laws. To the Knowledge of the Company, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         (y) Subsidiary Rights. Except as set forth in Schedule 3(y), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

         (z) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Neither the Company nor it Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Neither the Company nor its Subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

         (aa) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

         (bb) Ranking of Notes. Except as set forth on Schedule (bb), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

         (cc) Form S-3 Eligibility. The Company is eligible to register the Additional Shares and Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

         (dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (ee) Acknowledgement Regarding Buyers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and Additional Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.

         (ff) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve
(12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      4. COVENANTS.

         (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States and the applicable Canadian Securities Laws following the Closing Date.

         (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Additional Shares and none of the Notes is outstanding (the "REPORTING PERIOD"), the Company shall (x) timely file all annual and quarterly reports and
(y) shall file all other reports (at such times as would not result, individually or in the aggregate, in a Material Adverse Effect) required to be filed with the SEC pursuant to the 1934 Act and the CSA under applicable Canadian Securities Laws, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and will remain a reporting issuer in good standing under applicable Canadian Securities Laws and eligible to use the POP System.

         (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities primarily for capital expenditures with respect to the sulfide expansion project of Bogoso Gold Limited, with any remaining proceeds used for general capital expenditures of the Company's Subsidiaries and general corporate purposes other than for redemption or repurchase of any equity securities or for the repayment of any outstanding indebtedness of the Company or its Subsidiaries.

         (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its annual reports, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any current reports and any registration statements (other than on Form S-8 or its equivalent) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

         (f) Listing; Certain Canadian Filings. The Company shall promptly secure the listing of (x) all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market (subject to official notice of issuance) and (y) 110% of the number of Conversion Shares from time to time issuable under the terms of the Transaction Documents on the TSX (provided, however, that if Additional Shares are to be issued such that the aggregate number of Conversion Shares and Additional Shares are greater than 110% of the number of Conversion Shares to be issued from time to time under the terms of the Transaction Documents, the Company shall promptly secure the listing of such greater number of shares on the TSX) and shall maintain such listing of all such shares of Common Stock on the TSX, the Principal Market or each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed. The Company shall maintain the Common Stocks' authorization for quotation on an Eligible Market and the TSX. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or the TSX. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

         (g) Fees. The Company shall reimburse Amaranth LLC (a Buyer) or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Financial Advisor. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

         (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of
Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

         (i) Disclosure of Transactions and Information. On or before 8:30 a.m., New York Time, on the second Business Day following the date of this Agreement, the Company shall file a press release, a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K FILING") and a material change report on Form 51-102F3 in accordance with National Instrument 51-102 of the CSA (the "MATERIAL CHANGE REPORT"). From and after the filing of the 8-K Filing with the SEC and the Material Change Report with the CSA, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing and the Material Change Report. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC and the Material Change Report with the CSA without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within one (1) Trading Day of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and the Material Change Report and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with and given an opportunity to review and comment on any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or the Principal Market or the TSX, without the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing, Registration Statement, Form D, filings pursuant to "Blue Sky" laws or other state or provincial securities laws or the Material Change Report or
(ii) as required by law or Principal Market or the TSX regulations or the CSA or any order of any court or other governmental agency, in which case the Company shall provide such Buyer with prior notice of such disclosure.

         (j) Dilutive Issuances. For long as any Notes remain outstanding, the Company shall not, in any manner, enter into or effect any transaction if the effect of such transaction is to cause the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company's obligations under the rules or regulations of the Principal Market or the TSX.

         (k) Corporate Existence. So long as any Buyer beneficially owns any Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

         (l) Authorization of Shares. The Company shall take all action necessary to at all times have authorized for the purpose of issuance, after the Closing Date, 150% of the number of shares of Common Stock issuable upon conversion of all of the Notes.

         (m) Conduct of Business; Permits. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any requirement to obtain any certificate, authorization, permit, mining claim, concession or lease with respect to any mining operations of the Company, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company or its Subsidiaries, as applicable, shall maintain and possess all certificates, authorizations, permits, mining claims, concessions and leases, issued by the appropriate regulatory authorities, necessary to conduct their respective businesses, including, without limitation, the mining claims, concessions or leases comprising: (i) the Bogoso/Prestea property; (ii) the Mampon property; and (iii) the Wassa property, except where the failure to possess such certificates, authorizations, permits, mining claims, concessions or leases would not have, individually or in the aggregate, a Material Adverse Effect.

         (n) Integration. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in Section 3(h) that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

         (o) Form S-3 Eligibility. The Company shall use its best efforts to maintain the eligibility of its registration statement on Form S-3 or its successor form so that it is available for the registration of the resale of Registrable Securities.

         (p) Holding Period. For the purposes of Rule 144 and applicable Canadian Securities Laws, the Company acknowledges that the holding period of the Conversion Shares and Additional Shares may be tacked onto the holding period of the Notes and the Company agrees not to take a position contrary to this Section 4(p).

         (q) Purchase for Cancellation. The Buyers acknowledge that the Company may elect from time to time to purchase Notes for cancellation in open market or private transactions at any time, subject to the satisfaction of any applicable regulatory requirements.

         (r) Post-Closing Certificate. On or prior to 10 Business Days after the Closing Date, the Company shall deliver to the Buyers a certificate evidencing
(i) the formation and good standing of each of its Subsidiaries set forth on
Schedule 4(r) in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 Business Days of the date of issuance of such certificate and (ii) the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction listed on Schedule 4(r) in which the Company is required to be qualified.

         (s) Additional Securities. From the date hereof until the date that is 30 Trading Days (as defined in the Notes) following the Effective Date (as defined in the Registration Rights Agreement), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock.

      5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

         (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, and the number of Conversion Shares issuable upon conversion of the Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

         (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and any Additional Shares issued upon conversion of the Notes in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes in the form of Exhibit C attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction that conflicts with the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with
Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Additional Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         (a) Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

            (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Amaranth LLC, the amounts withheld pursuant to Section 4(g)) for the Notes and being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

            (iv) The TSX Approval shall have been obtained.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

         (a) Closing Date. The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

            (i) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

            (ii) Such Buyer shall have received the opinions of Davis Graham & Stubbs LLP, the Company's outside counsel and Fasken Martineau DuMoulin LLP, the Company's Canadian counsel, dated as of the Closing Date, in substantially the form of Exhibit D-1 and Exhibit D-2 attached hereto, respectively.

            (iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            (iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries (other than the Subsidiaries listed on Schedule 4(r)) in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office or authority) of such jurisdiction, as of a date within 10 days of the Closing Date.

            (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction (other than the jurisdictions listed on Schedule 4(r)) in which the Company is required to be qualified, as of a date within 10 days of the Closing Date; provided that is such certificate is not available from the State of Colorado on the Closing Date, the Company covenants and agrees to deliver such certificate no later than ten (10) Business Days after the Closing Date.

            (vi) The Company shall have delivered to such Buyer a certified copy of the Articles of Arrangement as certified by such entity's jurisdiction of formation within ten (10) days of the Closing Date.

            (vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to
(i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Arrangement and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

            (viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or other authorized officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

            (ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

            (x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and the TSX and (II) shall not have been suspended, as of the Closing Date, by the SEC, the Principal Market or the TSX from trading on the Principal Market or the TSX nor shall suspension by the SEC or the CSA, the Principal Market or the TSX have been threatened, as of the Closing Date, either
(A) in writing by the SEC, the Principal Market or the TSX or (B) by falling below the minimum listing maintenance requirements of the Principal Market or the TSX.

            (xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.

            (xii) The Company shall have paid to the Financial Advisor a financial advisory fee of $375,000.

            (xiii) The Company shall have paid to Amaranth LLC a commitment fee of $500,000.

            (xiv) The TSX Approval shall have been obtained.

            (xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

   8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to such Buyer's or the Company's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the amounts described in Section 4(g) above.

   9. MISCELLANEOUS.

         (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

         (e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (f) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

         (g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to the Company:

                   Golden Star Resources Ltd.
                   10901 West Toller Drive
                   Suite 300
                   Littleton, Colorado 80127-6312
                   Telephone: (303) 830-9000
                   Facsimile: (303) 830-9094
                   Attention: Allan J. Marter

                   Copy to:

                   Davis Graham & Stubbs LLP
                   1550 Seventeenth Street, Suite 500
                   Denver, Colorado  80202
                   Telephone: (303) 892-9400
                   Facsimile: (303) 893-1379
                   Attention: Deborah J. Friedman

            If to the Transfer Agent:

                   CIBC Mellon
                   1066 West Hastings Street, Suite 1600
                   Vancouver, BC V6E 3XI
                   Telephone: 604-688-4330
                   Facsimile: 604-688-4301
                   Attention: Leslie MacFarlane

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

         with a copy (for informational purposes only) to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York  10022
            Telephone: (212) 756-2000
            Facsimile: (212) 593-5955
            Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively; provided however that the foregoing clause (B) shall only be valid if such communication contained in the facsimile is delivered by an overnight courier service within 24 hours of the transmission of facsimile.

         (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

         (i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         (j) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (l) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) assuming the representations of the Buyers in Section 2 are true and correct, the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

         (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (n) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

         (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         (p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                          COMPANY:

                          GOLDEN STAR RESOURCES LTD.

                          By: /s/ ALLAN J. MARTER
                             ------------------------------------
                              Name:  ALLAN J. MARTER
                              Title: Senior Vice President and
                                     Chief Financial Officer

                [Signature Page to Securities Purchase Agreement]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                          BUYERS:

                          AMARANTH LLC

                                  By: Amaranth Advisors (Canada), ULC
                                             Its Trading Advisor

                          By: /s/ KARL J. WACHTER
                             -----------------------------------------
                              Name:  Karl J. Wachter
                              Title: Authorized Signatory

                [Signature Page to Securities Purchase Agreement]

                               SCHEDULE OF BUYERS

      (1)                   (2)                           (3)               (4)                  (5)
                                                       AGGREGATE
                       ADDRESS AND                     PRINCIPAL                           LEGAL REPRESENTATIVE'S ADDRESS
    BUYER            FACSIMILE NUMBER               AMOUNT OF NOTES    PURCHASE PRICE           AND FACSIMILE NUMBER
-------------------------------------------------------------------------------------------------------------------------
Amaranth LLC     c/o Amaranth Advisors L.L.C.          $50,000,000       $50,000,000       Schulte Roth & Zabel LLP
                 One American Lane                                                         919 Third Avenue
                 Greenwich, CT 06831                                                       New York, New York  10022
                 Attention: General Counsel                                                Attention: Eleazer Klein, Esq.
                 Facsimile: (203) 422-3540                                                 Facsimile: (212) 593-5955
                 Telephone: (203) 422-3340                                                 Telephone: (212) 756-2376
                 Domicile: Toronto, Canada
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                                    EXHIBITS

Exhibit A   Form of Notes

Exhibit B   Registration Rights Agreement

Exhibit C   Irrevocable Transfer Agent Instructions

Exhibit D-1 Form of US Outside Company Counsel Opinion

Exhibit D-2 Form of Canadian Outside Company Counsel Opinion

Exhibit E   Form of Secretary's Certificate

Exhibit F   Form of Officer's Certificate